Exhibit 99.1

Immune Therapeutics Appoints H. Louis Salomonksy to its Board of Directors

ORLANDO, FL, Sept. 27, 2022 (GLOBE NEWSWIRE) — Immune Therapeutics, Inc. (OTC PINK:IMUN) (“Immune” or “IMUN”), a specialty pharmaceutical company involved in the acquisition, development, and commercialization of pharmaceutical and biotechnology products with a well-defined path to market, today announced the appointment of Louis Salomonsky to the Company’s Board of Directors.

“On behalf of the Board and leadership of Immune, I would like to welcome Louis to Immune’s Board,” said Dr. Stephen Wilson, CEO of Immune. “Mr. Salomonsky’s operational leadership, as well as his track record of deal-making and financial acumen, will be instrumental in moving our programs forward.”

Commenting on his appointment, Mr. Salomonsky said, “I am excited to join Immune’s Board to help advance the company’s cutting-edge research and emerging pipeline of immune-modulating and immuno-restorative therapeutics. I look forward to working with this seasoned team and, alongside other fresh perspectives from the members of our Board, I believe we now have the opportunity to rapidly develop Immune’s research and commercial pipeline.”

About Mr. Salomonsky

Louis Salomonsky is a real estate professional with decades of experience designing, developing, and managing commercial real estate. Mr. Salomonsky’s firm, Historic Housing LLC, has expertise in the adaptive reuse of historic buildings, as well as the construction of new buildings for multi-family residential. Mr. Salomonsky works in two dynamic property markets, namely Richmond, Virginia and Washington, DC, creating assets collectively valued by Mr. Salomonsky’s firm at $750 million, over the past 28 years. Mr. Salomonsky’s firm specializes in federal Low-Income Housing Tax Credits and historic rehabilitation tax credits, and conventionally financed three to twelve-story market rate new-construction buildings.

Mr. Salomonsky has a long track record of community and professional volunteerism including serving on task forces examining historic tax credit legislation for the Commonwealth of Virginia and the government structure of the City of Richmond. Mr. Salomonsky has served as the Vice Rector and as a Member of the Board of Visitors for Virginia State University. He currently serves on the UVA School of Architecture Foundation Board.

About Immune Therapeutics, Inc.

Immune Therapeutics, Inc. is a pioneering pharmaceutical company involved in the acquisition, development, and commercialization of pharmaceutical and biotechnology products that have a well-defined path to market. By utilizing a biotech portfolio hub-and-spoke engine, we plan to advance focused and efficient small-scale biotechnology and pharmaceutical programs through subsidiaries, investment vehicles or partnerships, and deploy products from those programs in markets both in the U.S. and internationally for initial commercialization.

Forward Looking Statement

This press release may contain information about our views of future expectations, plans and prospects that constitute forward-looking statements. All forward-looking statements are based on management’s beliefs, assumptions, and expectations of Immune’s future economic performance, taking into account the information currently available to it. These statements are not statements of historical fact. Although Immune believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Immune does not undertake any duty to update any statements contained herein (including any forward-looking statements), except as required by law. No assurances can be made that Immune will successfully acquire its acquisition targets. Forward-looking statements are subject to a number of factors, risks, and uncertainties, some of which are not currently known to us, that may cause Immune’s actual results, performance, or financial condition to be materially different from the expectations of future results, performance, or financial position. Actual results may differ materially from the expectations discussed in forward-looking statements. Factors that could cause actual results to differ materially from expectations include general industry considerations, regulatory review and approval of our prospective products, changes in local or national economic conditions and other risks set forth in “Risk Factors” included in our filings with the Securities and Exchange Commission.

Disclaimer

The information provided in this press release is intended for general knowledge only and is not a substitute for professional medical advice or treatment for specific medical conditions. Always seek the advice of your physician or other qualified health care provider with any questions you may have regarding a medical condition. This information is not intended to diagnose, treat, cure or prevent any disease.

Contact:

Dr. Stephen Wilson

CEO

ir@immunetherapeutics.com

1-888-391-9355

www.immunetherapeutics.com